PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 3, 2003)          REGISTRATION NO. 333-54662




                            [RETAIL HOLDRS (SM) LOGO]


                        1,000,000,000 Depositary Receipts
                            Retail HOLDRS (SM) Trust

     This  prospectus  supplement  supplements   information  contained  in  the
prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS (SM) Trust.

     The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:



                                                                            Share        Primary
             Name of Company                                 Ticker        Amounts    Trading Market
---------------------------------------------------         --------     ----------  ----------------

   Albertson's, Inc.                                           ABS             8            NYSE
   Amazon.com, Inc.                                            AMZN            7         Nasdaq NMS
   Best Buy Co., Inc.                                          BBY             6            NYSE
   Costco Wholesale Corporation                                COST            8         Nasdaq NMS
   CVS Corporation                                             CVS             7            NYSE
   Federated Department Stores                                  FD             4            NYSE
   Kohl's Corporation                                          KSS             6            NYSE
   Lowe's Companies, Inc.                                      LOW            14            NYSE
   RadioShack Corporation                                      RSH             3            NYSE
   Safeway Inc.                                                SWY             9            NYSE
   Sears, Roebuck and Co.                                       S              6            NYSE
   Target Corporation                                          TGT            16            NYSE
   The Gap, Inc.                                               GPS            16            NYSE
   The Home Depot, Inc.                                         HD            40            NYSE
   The Kroger Co.                                               KR            15            NYSE
   The Limited, Inc.                                           LTD             8            NYSE
   The May Department Stores Company                           MAY             6            NYSE
   The TJX Companies, Inc.                                     TJX            10            NYSE
   Walgreen Co.                                                WAG            19            NYSE
   Wal-Mart Stores, Inc.                                       WMT            36            NYSE



     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.